SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 31, 2007
(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-137018	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

4000 Horizon Way Irving, Texas		75063
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 31, 2007, the direct parent of the Registrant, First Horizon Home Loan Corporation, a Kansas corporation (“FHHLC”), was merged with and into First Tennessee Bank National Association, a national banking association organized and existing under the laws of the United States (“FTBNA”). As a result of the merger, the Registrant became a wholly-owned subsidiary of FTBNA, and the separate corporate existence of FHHLC ceased to exist; however, the entity will continue to operate as First Horizon Home Loans, a division of FTBNA.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

May 31, 2007	By: /s/ Alfred Chang
Alfred Chang